AGREEMENT

       THIS AGREEMENT is made and entered into effective this 29 day of January 2003, by and between XML - GLOBAL TECHNOLOGIES, INC., a Colorado corporation ("XML"), and Paradigm Group II, LLC ("Paradigm"), and Paradigm Millennium Fund, L.P, a Delaware limited partnership ("PMF").

RECITALS

       A.       XML, Vertaport and, on a limited basis, Paradigm entered into, executed and delivered an Asset Purchase and Sale Agreement dated as of August 23, 2002 (the "Asset Purchase Agreement") pursuant to which Vertaport agreed to convey to XML certain technological assets and other intellectual property rights (the "Vertaport IP").

       B.       Under the terms of the Asset Purchase Agreement, Paradigm agreed to indemnify, defend and hold harmless XML from any failure of Vertaport's ability to convey to XML title of the Vertaport IP.

       C.       Vertaport has been unable to convey to XML clear unencumbered title of the Vertaport IP.

       D.       XML is willing to release Paradigm and Vertaport from their respective obligations under the Asset Purchase Agreement, subject to Paradigm completing the financing provided for in that certain Common Stock and Warrant Purchase Agreement between Paradigm and XML dated as of August 23, 2002 (the "Financing Agreement").

       NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinbelow set forth, and for other good and valuable consideration the receipt and sufficiency whereof are hereby acknowledged, the parties agree as follows:

       1.       Concurrently with the execution and delivery of this Agreement, Paradigm shall complete its purchase of securities under the Financing Agreement by delivering to XML the remaining balance of $615,000 due and owing under the Financing Agreement, consistent with the attached January 29, 2003 letter.

       2.       Upon consummation of the transactions provided for in this Agreement, XML shall be deemed to have released, acquitted and forever discharged Vertaport and Paradigm and their respective officers, directors, principals, agents, successors and assigns from any obligation, debt, liability or cause of action arising out of or in connection with the execution and delivery of the Asset Purchase Agreement or the Financing Agreement, based upon any fact, transaction or occurrence up to the date of this Agreement.

       3.       The parties agree that the date of this Agreement shall constitute the Closing Date under the Registration Rights Agreement dated as of August 23, 2002 between XML and Paradigm (the "Registration Rights Agreement"). Notwithstanding the foregoing, in the event that XML notifies Paradigm in writing of the existence of a Potential Material Event, as defined below, then the period of time permitted of XML to make the initial filing of the Registration Statement with the SEC and the period of time permitted of XML to have the Registration Statement declared effective by the SEC, as the case may be, shall be tolled until the termination or consummation of the Potential Material Event. For the purposes of this Agreement, a "Potential Material Event" shall have the meaning set forth in the Registration Rights Agreement and shall also include any event that, if consummated, would be required to be reported on a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended.

       4.       This agreement shall terminate and be null and void if Paradigm has not, on or before February 3, 2003, delivered to XML the balance of the purchase price set forth in paragraph 1 hereof for the XML securities under that certain August 23, 2002 Common Stock and Warrant Purchase Agreement between Paradigm and XML, for any reason.

       IN WITNESS WHEREOF, the parties have signed the Agreement the date and year first above written.

XML - GLOBAL TECHNOLOGIES, INC.
ATTEST:

_________________________________ Secretary	By:__________________________________ Peter Shandro, Chief Executive Officer

Paradigm Millennium Fund, L.P
ATTEST:

_________________________________ Secretary	By:__________________________________ Title: ________________________________

Paradigm Group II, LLC

ATTEST:

_________________________________ Secretary	By:__________________________________ Title: _______________________________